SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

Hawthorne Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2085671 (I.R.S. employer identification number)

Commission file number: 0-1100

2381 Rosecrans Avenue
El Segundo, California 90245
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(310) 725-5000

Not applicable
(Former name of former address, if changed since last report)

Item 5. Other Events

On January 27, 2004, Hawthorne Financial Corporation, a Delaware corporation (“Hawthorne”), Commercial Capital Bancorp, Inc., a Nevada corporation (“CCBI”), and CCBI Acquisition Corp, a Delaware corporation and wholly owned subsidiary of CCBI (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Hawthorne will merge (the “Merger”) with and into Acquisition Sub, with Acquisition Sub surviving the merger.

Under the terms of the Merger Agreement, shareholders of Hawthorne will receive 1.45 shares of CCBI common stock in exchange for each share of Hawthorne common stock, which is subject to adjustments provided in the Merger Agreement and will be adjusted to 1.933 when the four-for-three stock split of CCBI’s common stock, which was announced January 26, 2004 and is scheduled to occur on February 20, 2004, is effected.

The Merger is expected to be tax-free to Hawthorne shareholders and values each share of Hawthorne common stock at $37.92, based on CCBI’s closing price of $26.15 on January 27, 2004. The value of the Merger and value of each share of Hawthorne common stock on consummation of the Merger may be higher or lower depending on the price of CCBI’s common stock on such date. The Merger is expected to close in the Summer of 2004, pending shareholder and regulatory approval and satisfaction of other customary conditions.

In connection with the Merger Agreement, all members of Hawthorne’s board of directors holding shares of Hawthorne common stock entered into shareholder agreements with CCBI pursuant to which these directors agreed to vote all of their shares of Hawthorne common stock in favor of adoption and approval of the Merger Agreement and the Merger.

Additionally, certain members of CCBI’s board of directors holding shares of CCBI common stock entered into shareholder agreements with Hawthorne pursuant to which these directors agreed to vote all of their shares of CCBI common stock in favor of the issuance of CCBI common stock in the Merger.

A joint press release announcing the execution of the Merger Agreement was issued on January 27, 2004.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:

None

(b)	Pro Forma Financial Information:

None

(c)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2004, by and among Commercial Capital Bancorp, Inc., CCBI Acquisition Corp and Hawthorne Financial Corporation.

99.1	Joint Press Release dated January 27, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

HAWTHORNE FINANCIAL CORPORATION

Dated: January 28, 2004	By:	/s/ DAVID ROSENTHAL
David Rosenthal, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2004, by and among Commercial Capital Bancorp, Inc., CCBI Acquisition Corp and Hawthorne Financial Corporation.

99.1	Joint Press Release dated January 27, 2004.